UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                   CURRENT REPORT UNDER SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                February 28, 2000

                         Commission file number: 0-26322

                        Eagle Capital International, Ltd.

                              a Nevada corporation

                              IRS Number 88-0303769

                         1900 Corporate Boulevard

                                 Suite 400 East

                              Boca Raton, FL 33431

                                  561-988-2500

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                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS


         This Form 8-K includes "forward-looking statements" within the meaning of various provisions of the Securities Act. All statements, other than statements of historical facts, included in this Form 8-K that address future activities, events or developments, including such things as future revenues, product development, market acceptance, responses from competitors, capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's and its subsidiaries' business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on certain assumptions and analysis made by the Company in light of its experience and its assessment of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results will conform to the Company expectations and predictions is subject to a number of risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties discussed in this Form 8-K; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

Item 5.     Other Events.

         Eagle Capital International, Ltd. has acquired 4,631,615 shares of Bullhide Liner Corporation (BULH). This represents 43.64% of the 10,612,051 outstanding shares of Bullhide. In addition, Anthony D'Amato, Chairman of Eagle holds irrevocable proxies for 1,089,986 shares representing 10.27% of the outstanding shares.

                                   SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE CAPITAL INTERNATIONAL, LTD.

By:      /s/Anthony D'Amato
         Anthony D'Amato, President

February 28, 2000